Exhibit 99.2



                            GIGACOMM CORPORATION

                            CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

                            June 30, 2006 AND 2005



                                                          GIGACOMM CORPORATION
                                                          --------------------
                                                       CONSOLIDATED BALANCE SHEETS
                                                       ---------------------------
                                                                JUNE 30,
                                                                --------
                                             (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                          2006        2005                                                   2006          2005
ASSETS                                  ---------  ---------   LIABILITIES AND STOCKHOLDERS' EQUITY       -----------   -----------
------                                       (Unaudited)       ------------------------------------              (Unaudited)
Current Assets                                                 Current Liabilities
--------------                                                 -------------------
 Cash and cash equivalents             $   67,460  $   49,917  Short-term loans                            $   185,520 $   137,459
 Notes receivable - net                       116          82  Notes payable                                         2         191
 Accounts receivable - net                 74,719      65,222  Accounts payable                                137,766     108,875
 Accounts receivable - related parties          -       4,453  Accrued expenses                                 29,312      21,190
 Other receivables                          2,389         654  Other payables - related parties                 86,255     122,189
 Other financial assets - current          18,250      25,352  Other payables                                      134      65,507
 Inventories - net                        125,012     133,556  Current portion of long-term liabilities         19,238      65,476
 Prepayments                                3,805       6,303  Other current liabilities                         6,965       2,323
                                       ----------  ----------                                              ----------- -----------
                                          291,751     285,539                                                  465,192     523,210
                                       ----------  ----------                                              ----------- -----------
Property and equipment-net                                     Long-term Liabilities
--------------------------                                     ---------------------
 Machinery and equipment                  398,143     431,219  Long-term loans                                  70,234     103,132
                                                                                                           ----------- -----------
 Tooling equipment                          4,800       4,237
 Transportation equipment                   1,261       1,261  Other Liabilities
                                                               -----------------
 Furniture and fixtures                     2,972       2,790  Accrued pension payable                           5,250       5,385
                                                                                                           ----------- -----------
 Leasehold improvements                     6,055     101,031
 Other facilities                           1,237         991  Total Liabilities                               540,676     631,727
                                       ----------  ----------  --------------------                        ----------- -----------
                                          414,468     541,529
 Accumulated depreciation              ( 176,329)  ( 154,561)  Stockholders' Equity
                                                               --------------------
 Accumulated impariment loss                    -  (  14,510)  Capital
 Construction in progress
   and prepaid equipment                   11,944      10,421    Common stock                                  196,330     356,386
                                       ----------  ----------
                                          250,173     382,879  Retained earnings
                                       ----------  ----------    Accumulated deficit                       (  182,546) (  309,080)
Other Assets
------------
 Refundable deposits                       10,714       9,884  Cumulative translation adjustment            (      43)  (      43)
 Deferred charges                           1,779         688
                                       ----------  ----------                                              ----------- -----------
                                           12,493      10,572  Total Stockholders' Equity                       13,741      47,263
                                       ----------  ----------  --------------------------                  ----------- -----------

                                                               Commitments and Contingent Liabilities
                                                               --------------------------------------

TOTAL ASSETS                           $  554,417 $  678,990  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $   554,417 $   678,990
------------                            =========  =========  ------------------------------------------   ==========  ==========



                                The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
                              --------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------
                    FOR THE SIX-MONTH PERIODS ENDED JUNE 30,
                    ----------------------------------------
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)


                                                                               2006                      2005
                                                                               ====                      ====
                                                                            (Unaudited)               (Unaudited)
Operating revenue - net                                                   $       346,914          $       223,657
  Operating costs                                                         (       380,402)         (       254,111)
                                                                           --------------           --------------
  Gross loss                                                              (        33,488)         (        30,454)
                                                                           --------------           --------------
Operating Expenses
 Sales and marketing expenses                                             (         8,047)         (         7,377)
 General and administrative expenses                                      (        14,842)         (        14,696)
 Research and development expenses                                        (        20,612)         (        23,997)
                                                                           --------------           --------------
                                                                          (        43,501)         (        46,070)
                                                                           --------------           --------------
Net operating loss                                                        (        76,989)         (        76,524)
                                                                           --------------           --------------
Non-operating revenue and income
 Interest income                                                                        51                      153
 Gain on physical count of inventories                                                   -                      166
 Other income                                                                        3,056                    3,927
                                                                           ---------------          ---------------
                                                                                     3,107                    4,246
                                                                           ---------------          ---------------

Non-operating expenses and loss
 Interest expense                                                         (         6,277)         (         6,439)
 Loss on physical count of inventories                                    (           183)
 Exchange loss, net                                                       (           692)         (         1,133)
 Provision for loss on obsolescence and decline in market value
   of inventory                                                                         -          (        22,374)
 Impairment loss                                                                        -          (        14,510)
 Other losses                                                             (         2,463)         (           328)
                                                                           --------------           --------------
                                                                          (         9,615)         (        44,784)
                                                                           --------------           --------------
Net loss                                                                  ($       83,497)         ($      117,062)
                                                                           ==============           ==============


                                The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
                              --------------------
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
           ----------------------------------------------------------
                    FOR THE SIX-MONTH PERIODS ENDED JUNE 30,
                    ----------------------------------------
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)


                                                                                                  Cumulative
              2005 (Unaudited)                           Common stock  Accumulated deficit   translation adjustment       Total
-------------------------------------------------        ------------  --------------------  ----------------------  --------------
Balance at January 1, 2005                               $    356,386  ($          192,018)  ($                 43)   $     164,325
Net loss for the six-month period ended June 30, 2005               -  (           117,062)                      -   (      117,062)
                                                         ------------  --------------------   --------------------    -------------
Balance at June 30, 2005                                 $    356,386  $           309,080)  ($                 43)   $      47,263
                                                         ============  ===================    ====================    =============
              2006 (Unaudited)
-------------------------------------------------
Balance at January 1, 2006                               $    196,330  ($           99,049)  ($                 43)   $      97,238
Net loss for the six-month period ended June 30, 2006               -  (            83,497)                      -   (       83,497)
                                                         ------------  -------------------    --------------------   --------------
Balance at June 30, 2006                                 $    196,330  $           182,546)  ($                 43)   $      13,741
                                                         ============  ===================    ====================    =============


                                The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
                              --------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
             ------------------------------------------------------
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                                Six months ended June 30,
                                                                                -------------------------
                                                                              2006                     2005
                                                                              ----                     ----
Cash flows from operating activities:                                      (Unaudited)              (Unaudited)
-------------------------------------
 Net loss                                                               ($          83,497)     ($          117,062)
   Adjustments to reconcile net loss to net cash (used in)
      /provided by operating activities :
  Bad debts expense                                                                    443                    1,613
  Depreciation                                                                      30,407                   34,817
  Amortization                                                                         758                      236
  (Reversal of) provision for loss on obsolescence and
      decline in market value of inventory                              (              521)                  22,374
  Impairment loss                                                                        -                   14,510
  Changes in assets and liabilities:
      Note receivable-net                                                              154                    1,286
      Accounts receivable                                               (           18,770)                   4,024
      Other receivables                                                 (            1,866)      (              354)
      Inventories                                                                   26,678       (           34,149)
      Prepayments                                                                       59                    2,886
      Notes payable                                                                      -                      191
      Accounts payable                                                              38,089                   39,722
      Accrued expenses                                                               3,221                    1,411
      Other payables                                                                 1,517                   67,535
      Other current liabilities                                         (            4,185)      (            3,567)
      Reserve for pension plan                                          (              843)                     654
                                                                        ------------------        -----------------
Net cash (used in) provided by operating activities                     (            8,356)                  36,127
                                                                        ------------------        -----------------
Cash flows from investing activities:
-------------------------------------
 (Increase) decrease in other financial assets                                       1,200       (            9,720)
 Acquisition of property, plant and equipment                           (            5,312)      (            7,337)
 (Increase) decrease in refundable deposits                                            450       (            3,649)
 Increase in deferred charges                                           (              153)      (               59)
                                                                        ------------------        -----------------
Net cash used in investing activities                                   (            3,815)      (           20,765)
                                                                        ------------------        -----------------
Cash flows from financing activities:
-------------------------------------
 Increase in short-term loans, net                                      (            3,630)                  19,514
 Decrease in long-term loans, net                                       (           32,121)      (           37,349)
 Increase in other payables - related parties                                       80,000                   35,000
                                                                        ------------------        -----------------
Net cash provided by financing activities                                           44,249                   17,165
                                                                        ------------------        -----------------
Net increase in cash and cash equivalents                                           32,078                   32,527
Cash at beginning of year                                                           35,382                   17,390
                                                                        ------------------        -----------------
Cash at end of year                                                     $           67,460        $          49,917
                                                                        ==================        =================

Supplemental disclosures of cash flow information
-------------------------------------------------
 Cash paid for interest                                                 $            6,226        $           6,057
                                                                        ==================        =================


                     The accompanying notes are an integral part of these financial statements.

                              GIGACOMM CORPORATION
                              --------------------
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
        ----------------------------------------------------------------
                             JUNE 30, 2005 AND 2006
                             ----------------------
  (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS EXCEPT AS OTHERWISE INDICATED)




1. HISTORY AND ORGANIZATION
   ------------------------

    (1) Gigacomm Corporation (the Company) was incorporated as a company limited by shares under the Company Law of the Republic of China (R.O.C.) on November 15, 2000 and started commercial operations in October 2002. The Company is primarily engaged in the manufacture of active components (lasers and photodiodes) for optical fiber data communication and telecommunication applications. As of December 31, 2005, the Company had 191 employees.

    (2)  Information on consolidated subsidiaries:

                                                                     Percentage of ownership as of December 31,
                                                                    ---------------------------------------------
                Name of subsidiaries               Location                  2005                   2004
         ----------------------------------- ---------------------- ----------------------- ---------------------
         Glory Data Group Limited (BVI)      British Virgin                  100%                   100%
                                             Island ("BVI")

         Listen Technology Ltd.              Taiwan, R.O.C.                  100%                   100%

         The major business activities of each subsidiary are summarized as follows:
         1)   Glory Data Group Limited (BVI): Holding corporation.
         2)   Listen Technology Ltd.: Engaged in research and development of active components.

    (3)  Acquisition of Glory Data Group Limited (BVI):

         The Company acquired 100% shareholding in Glory Data Group Limited
         (BVI) in the fourth quarter of 2004 by cash amounted to $42,700, in order to obtain the experienced and skilled workforce and the technological know-how accumulated. The Company treated the foregoing workforce and technological know-how as in process research and development (IPR&D) and expensed related costs immediately, which was recognized as impairment loss.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

   The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the Republic of China. The Company's significant accounting policies are summarized below:

   (1)  Translation of foreign currency transactions
        --------------------------------------------

        The accounts of the Company are maintained in New Taiwan dollars. Transactions denominated in foreign currencies are translated into New Taiwan dollars at the rates of exchange prevailing on the transaction dates. Receivables and other monetary assets and liabilities denominated in foreign currencies are translated into New Taiwan dollars at the rates of exchange prevailing at the balance sheet date. Exchange gains or losses are included in the current year's net income.

   (2)  Allowance for doubtful accounts
        -------------------------------

        Allowance for doubtful accounts is provided based on past experience and the evaluation of aging analysis and collectibility of the ending balances of notes receivable and accounts receivable.

   (3)  Inventories
        -----------

        Inventories are stated at the lower of aggregate cost or market value. Cost is determined by the weighted average method. Market value is determined based on the current replacement cost for raw materials and supplies, and the net realizable value is used for work in process and finished goods. A provision is made for obsolete and slow-moving items and decline in market value when necessary.

   (4)  Property and equipment
        ----------------------

        A. Property and equipment are stated at cost.

        B. Depreciation is provided on a straight-line basis over the useful economic lives of assets less salvage value. Fully depreciated assets that are still in use are depreciated based on the salvage value over the remaining useful lives. The economic useful lives of property and equipment are 2 - 10 years.

        C. Maintenance and repairs are expensed as incurred. Significant renewals and improvements are treated as capital expenditure and are depreciated accordingly. When property and equipment are disposed of, their original costs and accumulated depreciations are written off from the relevant accounts, and any gain or loss on disposal is booked as non-operating income or loss.

   (5)  Deferred charges
        ----------------

        Deferred charges, mainly computer software, are stated at cost and amortized under the straight-line basis over estimated useful lives.

  (6)   Asset impairment
        ----------------

        The Company recognizes impairment loss when there is indication that the recoverable amount of an asset is less than its carrying amount. The recoverable amount is the higher of the fair value less costs to sell and value in use. The fair value less costs to sell is the amount obtainable from the sale of the asset in an arm's length transaction after deducting any direct incremental disposal costs. The value in use is the present value of estimated future cash flows to be derived from continuing use of the asset and from its deposal at the end of its useful life.

        When the impairment no longer exists, the impairment loss recognized in prior years shall be recovered. The reversal of goodwill impairment is not allowed.

   (7)  Retirement plan and net periodic pension cost
        ---------------------------------------------

        Under the defined benefit pension plan, net periodic pension cost, which includes service cost, interest cost, expected return on plan assets, and amortization of unrecognized net transition obligation and gains or losses on plan assets, is recognized based on an actuarial valuation report. Unrecognized net transition obligation is amortized on a straight-line basis over 15 years. Under the defined contribution pension plan, net periodic pension cost is recognized as incurred.


   (8)  Income tax
        ----------

        A. The company uses inter-period as well as intra-period tax allocation for income tax. Any over-provision or under-provision of prior years' income tax liabilities is included in current year's income tax expense.

        B. Any tax credit arising from the purchase of machinery and equipment and research and development expenditures is recognized in the year that the investment tax credits arise.

   (9)  Revenue, costs and expenses
        ---------------------------

        Revenue is recognized when the earning process is substantially complete and considered realized or realizable. Costs are recognized when the associated revenue is earned. Expenses are recognized as incurred.


  (10)  Use of estimates
        ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those assumptions and estimates.


3.  EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES
    ------------------------------------------

    Effective January 1, 2005, the Company adopted R.O.C. Financial Accounting Standard No.35 "Accounting for Assets Impairment". The change of accounting principle resulted in a decrease in both the Company's total assets and stockholders' equity by $14,510 as of June 30, 2005, and an increase in impairment loss by $14,510 in the first half of 2005.


4.  CONTENTS OF SIGNIFICANT ACCOUNTS
    --------------------------------

   (1)  CASH
        ----
                                                             June 30,
                                                  -----------------------------
                                                      2006             2005
                                                  ------------     ------------
                                                            (Unaudited)
        Cash on hand                              $        204     $        194
        Checking accounts                                1,211                -
        Saving accounts                                 66,045           49,723
                                                  ------------     ------------
                                                  $     67,460     $     49,917
                                                  ============     ============

   (2)  NOTES RECEIVABLE-NET
        --------------------
                                                             June 30,
                                                  -----------------------------
                                                      2006             2005
                                                  ------------     ------------
                                                            (Unaudited)
        Notes receivable                          $        978     $        954
        Less: Allowance for doubtful accounts    (         862)    (        872)
                                                  ------------      ===========
                                                  $        116     $         82
                                                  ============     ============

   (3)  ACCOUNTS RECEIVABLE-NET
        -----------------------
                                                             June 30,
                                                  -----------------------------
                                                      2006             2005
                                                  ------------     ------------
                                                            (Unaudited)
        Accounts receivable                       $     75,955     $     65,963
        Less: Allowance for doubtful accounts    (       1,236)    (        741)
                                                  ------------      ===========
                                                  $     74,719     $     65,222
                                                  ============     ============

   (4)  INVENTORIES
        -----------
                                                             June 30,
                                                  -----------------------------
                                                      2006             2005
                                                  ------------     ------------
                                                            (Unaudited)
        Raw materials                             $     49,394     $     53,542
        Work in process                                109,133          104,599
                                                  ------------     ------------
                                                       158,527          158,141
        Less: Allowance for obsolescence and
               market value decline              (      33,515)   (      24,585)
                                                  ------------     ------------
                                                  $    125,012     $    133,556
                                                  ============     ============

   (5)  PROPERTY AND EQUIPMENT
        ----------------------
                                                      June 30, 2006
                                        ----------------------------------------
                                                       Accumulated
                                            Cost       Depreciation  Book Value
                                        ------------ -------------- ------------
                                                       (Unaudited)
        Machinery and equipment         $   398,143  ($  168,003)   $   230,140

        Tooling equipment                     4,800  (     3,522)         1,278

        Transportation equipment              1,261  (     1,050)           211

        Furniture and fixtures                2,972  (     1,869)         1,103

        Leasehold improvements                6,055  (     1,030)         5,025

        Other facilities                      1,237  (       765)           472

        Construction in progress and
           prepaid equipment                 11,944            -         11,944
                                        -----------    ----------   -----------
                                        $   426,412   ($ 176,239)   $   250,173
                                        ===========    =========    ===========


                                                                 June 30, 2005
                                         ----------------------------------------------------------
                                                        Accumulated     Accumulated
                                            Cost       Depreciation    Impairment loss   Book Value
                                         ----------  ---------------  ----------------  -----------
                                                               (Unaudited)
        Machinery and equipment          $  431,219    ($  125,150)    (    $14,510)    $   291,559
        Tooling equipment                     4,237    (     2,031)               -           2,206
        Transportation equipment              1,261    (       840)               -             421
        Furniture and fixtures                2,790    (    1 ,376)               -           1,414
        Leasehold improvements              101,031    (    24,602)               -          76,429
        Other facilities                        991    (       562)               -             429
        Construction in progress and
           prepaid equipment                 10,421              -                -          10,421
                                          ----------   -----------      -----------     -----------
                                         $  551,950    ($ 154,561 )    ($    14,510)    $  382,,879
                                         ==========     ==========      ===========     ===========


        Some of the property and equipment have been impaired and the Company had recognized impairment loss of $14,510 in the first half year of 2005, and the assets above had been sold in the second half of year 2005.


   (6)  SHORT-TERM LOANS
        ----------------
                                                             June 30,
                                                  -----------------------------
                                                      2006             2005
                                                  ------------     ------------
                                                            (Unaudited)
        Secured bank loans                        $     63,425     $     70,191
        Unsecured bank loans                           116,889           51,957
        Other short-term loans                           5,206           15,311
                                                  ------------     ------------
                                                  $    185,520     $    137,459
                                                  ============     ============
        Annual interest rates                     3.25%~3.872%      1.173%~4.3%
                                                  ============     ============


   (7)  LONG-TERM LOANS
        ---------------
                                                             June 30,
                                                  -----------------------------
                                                      2006             2005
                                                  ------------     ------------
                                                            (Unaudited)
        Secured bank loans                        $     89,472     $    168,608
        Current portion                          (      19,238)   (      65,476)
                                                  ------------     ------------
                                                  $     70,234     $    103,132
                                                  ============     ============
        Annual interest rates                      3.32%~4.32%      3.35%~4.3%
                                                  ============     ============

   (8)  PENSION PLAN
        ------------

        The Company has a defined benefit pension plan in accordance with the Labor Standards Law, covering all regular employees for services provided prior to July 1, 2005, and employees who elect to remain in the defined benefit pension plan subsequent to the enforcement of the Labor Pension Act on July 1, 2005. Under the defined benefit pension plan, employees are entitled to two base points for every year of service for the first 15 years and one base point for every additional year of service, up to a maximum of 45 base points. The pension payment to employees is computed based on years of service and average salaries or wages for the six months prior to approved retirement. The Company contributes an amount equal to 2% of salaries and wages paid each month to a pension fund. The pension fund is administered by a pension fund monitoring committee (the "Committee") and deposited under the Committee's name in the Central Trust of China. Based on the actuarial assumptions for the years 2006 and 2005, the discount rate were 2.5% and 3%, expected rate of return on plan assets were 2.5% and 3%, and the rate of compensation increase were 2.5% and 3%, respectively. The transition obligation is amortized equally over 15 years.

                                                           June 30,
                                                 ----------------------------
                                                     2006            2005
                                                 -------------  -------------
                                                           Unaudited
         Balances of pension fund                $       4,091  $       3,833
                                                 =============  =============
         Net pension cost                        $       1,745  $       1,904
                                                 =============  =============
         Accrued pension liabilities             $       5,250  $       5,385
                                                 =============  =============

        Effective July 1, 2005, the Company has established a funded defined contribution pension plan (the "New Plan") under the Labor Pension Act (the "Act"). Employees have the option to be covered under the New Plan. Under the New Plan, the Company contributes monthly an amount based on 6% of the employees' monthly salaries and wages to the employees' individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are portable upon the termination of employment.


  (9)   COMMON STOCK
        ------------

        a. As of June 30, 2006 and 2005, the Company's outstanding capital was $196,330 and $356,386.

        b. On August 26, 2005, pursuant to the resolution adopted at the meeting of Board of Directors, the Company used its common stock of $310,056 to cover accumulated deficit and the Company's outstanding capital after the capital reduction was $46,330.

        c. On September 27, 2005, pursuant to the resolution adopted at the meeting of Board of Directors, the Company increased its capital by issuing 15 million common shares at $10 (in dollars) per share with an effective date of October 7, 2005. The Company had completed the registration procedures.

  (10)  RETAINED EARNINGS
        -----------------

        The Company's Articles of Incorporation provide that net income, after deducting the previous years' losses and the appropriation to legal reserve, ("Distributable Earnings"), may be appropriated or distributed in the following sequence:

        a. Remuneration for directors and supervisors' services at 3% of Distributable Earnings;

        b.  Employee bonuses at 10% to 15% of Distributable Earnings; and

        c. Remaining amount to be distributed based on a resolution passed by shareholders at a meeting.

  (11)  INCOME TAX
        ----------


        A. Income tax benefit and income tax refundable were as follows:

                                                                   Six month periods ended June 30,
                                                                   ---------------------------------
                                                                       2006              2005
                                                                   ------------     ----------------
                                                                             (Unaudited)
           Income tax expense based on pretax income at
              statutory tax rate                                    $           -     $            -
           Tax effect of permanent differences                                  -    (         2,475)
           Tax effect of loss carryforwards                        (       26,211)   (        21,972)
           Tax effect of investment tax credits                             7,553    (         6,389)
           Tax effect of deferred income tax assets                         2,165    (           240)
           Valuation allowance                                             16,493             31,076
                                                                    -------------     --------------
           Income tax benefit                                                   -                  -
           Prepaid income tax                                      (            -)   (           316)
                                                                    -------------     --------------
           Income tax refundable                                   ($           -)   ($          316)
                                                                    =============     ==============



        B. The deferred income tax assets were as follows:

                                                                                June 30,
                                                                   ---------------------------------
                                                                       2006              2005
                                                                   ------------     ----------------
                                                                             (Unaudited)
            Deferred income tax assets - current                    $      50,253     $        6,639
            Valuation allowance on deferred income
              tax assets                                           (       50,253)   (         6,639)
                                                                    -------------     --------------
                                                                                -                  -
                                                                    -------------     --------------
            Deferred income tax assets - non current                      206,627            215,932
            Valuation allowance on deferred income tax assets
                                                                   (      206,627)   (       215,932)
                                                                    -------------     --------------
                                                                                -                  -
                                                                    -------------     --------------
                                                                    $           -     $            -
                                                                    =============     ==============

        C. The components of deferred income tax assets arising from temporary difference, investment tax credit and loss carryforwards as of June 30, 2006 and 2005 were as follows:

                                                                           June 30,
                                                   ---------------------------------------------------------
                                                             2006                            2005
                                                   -------------------------      --------------------------
                                                    Amount        Tax Effect        Amount        Tax Effect
                                                   ---------      ----------      ----------      ----------
                                                                         (Unaudited)
            Current:
            Temporary differences
             Unrealized foreign exchange loss     $      283      $       71      $      437      $      109
             Provision for loss on
                obsolescence and market value
                decline of inventories                33,515           8,379               -               -
            Loss carry-forwards                      140,496          35,124               -               -
            Deferred employee benefit                      -               -             450             112
            Investment tax credits                                     6,679                           6,418
            Valuation allowance                                  (    50,253)                    (     6,639)
                                                                  ----------                      ----------
                                                                  $        -                      $        -
                                                                  ==========                      ==========
            Non-current:
             Temporary differences
              Accrued pension liabilities         $    5,250      $    1,313      $    5,784      $    1,446
             Loss carry-forwards                     758,341         189,585         741,678         185,420
             Investment tax credits                                   15,729                          29,066
             Valuation allowance                                 (   206,627)                    (   215,932)
                                                                  ----------                      ----------
                                                                  $        -                      $        -
                                                                  ==========                      ==========


        D. As of June 30, 2006, the Company's unused investment tax credits were as follows:

                   Item                       Total Amount           Unused Amount             Year of Expiry
           --------------------------      --------------------   -----------------------   ------------------
                                                           (Unaudited)
            Purchase of equipment          $             2,604     $               2,604           2006
                         "                               7,256                     7,256           2007
                         "                                  75                        75           2008
                         "                                 218                       218           2009
                                                                   ---------------------
                                                                   $              10,153
                                                                   =====================
            Research and
               development expense         $             4,075     $               4,075           2006
                         "                               8,013                     8,013           2007
                         "                                 654                       654           2008
                         "                               7,066                     7,066           2009
                         "                               2,600                     2,600           2010
                                                                   ---------------------
                                                                   $              22,408
                                                                   =====================

        E. As of June 30, 2006, the Company's unused loss carryforwards were as follows:

              Year of Occurrence              Amount             Year of Expiry
           ------------------------    -----------------------  ----------------
                                            (Unaudited)
                  2001                 $                35,124       2006
                  2002                                  31,123       2007
                  2003                                  44,440       2008
                  2004                                  52,312       2009
                  2005                                  35,499       2010
                  2006                                  26,211       2011
                                       -----------------------
                                       $               224,709
                                       =======================

        F. As of June 30, 2006, the balance of stockholders' imputation tax credit account was $0.

        G. The Company's income tax returns have been assessed and approved by the Tax Authority through 2003.


  (12) PERSONNEL EXPENSES, DEPRECIATION, DEPLETION AND
       -----------------------------------------------
       AMORTIZATION EXPENSES
       ---------------------


                                                       Six-month periods ended
                                                       -----------------------
                                         June 30, 2006                              June 30, 2005
                          --------------------------------------     --------------------------------------
                          Show in       Show in                      Show in       Show in
                          cost of       operation                    cost of       operation
                          sales         expenses         Total       sales         expenses         Total
                          ---------     ---------      ---------     ---------     ---------      ---------
                                                            (Unaudited)
        Personnel
           expenses
         Salary           $  36,570     $  18,702      $  55,272     $  30,184     $  17,914      $  48,098
         Labor and
           health
           insurance          2,451         1,308          3,759         2,037         1,190          3,227
         Pension              1,614           847          2,461           435         1,469          1,904
         Others               1,603           440          2,043         1,267           414          1,681
        Depreciation         26,868         3,539         30,407        29,235         5,582         34,817
        Amortization             14           744            758            14           222            236

5. RELATED PARTY TRANSACTIONS
   --------------------------

   (1) Names and relationships of related parties


                Name of related party                               Relationship with the Company
      -----------------------------------------------     ----------------------------------------------------
      EPISTAR Corporation (EPISTAR)                       EPISTAR has a seat on the Board of Directors of the
                                                            Company and the chairman of both companies is the
                                                            same from March 2, 2006.
      Taian Insurance Co., Ltd. (TAIAN)                   Taian's managing director is the chairman of the
                                                            Company
      Evervaliant Corp.                                   Common chairman
      Yeongyi (Asia) Ltd.                                 Common chairman

   (2) Significant Related Party Transactions


      A. Sales
         -----

         The Company's sales to the above related parties amounted to $0 and $8 in the six-month periods ended June 30, 2006 and 2005, respectively. As of June 30, 2006 and 2005, the accounts receivable arising from such sales amounted to $0 and $4,453, respectively. Sales price and terms of the above sales were the same as those of sales to third parties.


      B. Other payables
         --------------


         (a) General transaction

                                                            For the six-month periods ended June 30,
                                                   ------------------------------------------------------------
                                                             2006                            2005
                                                   -------------------------     ------------------------------
                                                                  Percentage                      Percentage
                                                                  of total other                  of total other
                                                     Amount       payables           Amount       payables
                                                   ----------     -------------- -------------    --------------
                                                                         (Unaudited)
              EPISTAR                              $   6,174             30      $      87,148                46
              TAIAN                                       81              -                 41                 -
                                                   ---------      ---------      -------------    --------------
                                                   $   6,255             30      $      87,189                46
                                                   =========      =========      =============    ==============

              Other payables to EPISTAR include a balance for purchase of machinery and equipment on behalf of the
              Company and administration fees.


         (b) Loans granted from related parties-payable to related parties

                                                                        June 30, 2006
                                                            -------------------------------------------------------
                                                                           Ending                    Total interest
                                   Occurrence Date            Amount       balance          Rate        expenses
                                 -------------------        ---------    ----------      ---------    -------------
                                                                               (Unaudited)
            Evervaliant          January 3, 2006 to
            Corp.                June 30, 2006              $  40,000       $  40,000           4%     $        568
                                                            =========       =========    =========     ============
            Yeongyi (Asia)       January 3, 2006 to
            Ltd.                 June 30, 2006              $  40,000       $  40,000           4%     $        568
                                                            =========       =========    =========     ============



                                                                        June 30, 2005
                                                            -------------------------------------------------------
                                                                           Ending                    Total interest
                                   Occurrence Date            Amount       balance          Rate        expenses
                                 -------------------        ---------    ----------      ---------    -------------
                                                                               (Unaudited)
            Evervaliant          June 8, 2005 to
            Corp.                June 30, 2005              $  17,500       $  17,500           4%     $        46
                                                            =========       =========    =========     ============
            Yeongyi (Asia)       June 8, 2005 to
            Ltd.                 June 30, 2005              $  17,500       $  17,500           4%     $         46
                                                            =========       =========    =========     ============

      C. Other transactions
         ------------------

          (a) In the six-month periods ended June 30, 2006 and 2005, the Company rented machinery and equipment and building from EPISTAR. As of June 30, 2006 and 2005, the Company paid deposits-out to EPISTAR amounting to $3,314 and $5,009, respectively.


          (b) In the six-month periods ended June 30, 2006 and 2005, the Company paid rental expenses, utilities expenses, administration resource expenses and repairment expenses to EPISTAR amounting to $16,434 and $12,671, respectively.


6. ASSETS PLEDGED AS COLLATERAL
   ----------------------------

   As of June 30, 2006 and 2005, the Company's pledged assets were as follows:


      Assets                June 30, 2006           June 30, 2005               Subject of Collateral
  ------------------       ---------------         ---------------      --------------------------------------
                                        (Unaudited)

  Saving accounts          $            -      $          7,752         Short-term loans, provisional
                                                                        attachment (Notes 7 (2))

  Time deposits                    18,250                17,600         Short-term loans and customs deposit

  Machinery and                                                         Long-term loans
   equipment                      243,369               260,202
                           --------------      ----------------
                           $      261,619      $        285,554
                           ==============      ================


7. COMMITMENTS AND CONTINGENT LIABILITIES
   --------------------------------------
   (1) As of June 30, 2006 and 2005, the Company's unused letters of credit for the importation of machinery were $9 and $55,971, respectively.

   (2) On December 3, 2004, Avnet Asia Pte Ltd. Taiwan Branch delivered the legal attest letter to the Company after a dispute on delivery schedule deriving from a purchase order placed by the Company. The letter notifed the Company to pay $9,282 for the goods, which includes 377,276 units of low-noise impedance preamplifier. A distraint of the Company's bank deposit $6,552 (including executive fee) was applied by Avnet Asia Pte Ltd. Taiwan Branch. The event was settled by both parties subsequently and PO was fulfilled thereafter. At the same time, the R.O.C. court had revoked the distraint on June 28, 2005.


8. SIGNIFICANT DISASTER LOSS
   -------------------------

   None.


9. SIGNIFICANT SUBSEQUENT EVENTS
   -----------------------------

   None.

10. OTHER
    -----

    (1) Going concern:
        -------------

        As of June 30, 2006, the Company's accumulated deficit has exceeded 50% of outstanding capital balance and current liabilities have exceeded current assets by $93,441. The Company believes that sales revenue will increase based on the growth of market in the future. The Company will renew its loans and obtain new financings from other banks.


   (2) Disclosure of the fair value of financial instrument in accordance with SFAS No.27, "Disclosure of Financial Instruments."


                                               June 30, 2006                         June 30, 2005
                                        ----------------------------------    --------------------------------
                                          Book Value         Fair value         Book Value        Fair value
                                        -------------      ---------------    -------------      -------------
                                                                     (Unaudited)
        Financial Assets
        ----------------

          Financial assets with
             book value equal to        $     173,648      $     173,648      $     155,564      $     155,564
             fair value                 =============      =============      =============      =============

        Financial Liabilities
        ---------------------

          Financial liabilities
             with book value equal
             to fair value              $     533,711      $     533,711      $     629,404      $     629,404
                                        =============      =============      =============      =============


        The methods and assumptions used to measure the fair values of financial instruments are as follows:


        A. The carrying amounts of short-term financial assets and liabilities approximate fair values due to their short maturities.


        B. The fair values of short-term investments and long-term investments are based on the quoted market price of the securities, or the underlying equities in the net assets of the investees, if market value of the investments is not available.

11. US GAAP RECONCILIATION
    ----------------------

    The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the Republic of China (ROC), which differs in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). These significant differences would have a significant effect on the Company's results of operation and stockholders' equity. Material GAAP differences are stated below.

    (1) Acquisition of Glory Data Group Limited (BVI)

        Under ROC GAAP, there is no clear guidance governing purchase price allocation, nor the definition of intangible assets. The Company accounted for the acquisition cost of Glory Data Group Limited (BVI) ("Glory Data") over the fair value of net assets acquired as in-process research and development and expensed related costs immediately.

        Under US GAAP, the acquisition was accounted for using the purchase method of accounting. The excess of the acquisition cost over the fair value of net asset consists of (1) an intangible asset with finite life, which was amortized over the useful life; and (2) assemble workforce, which created goodwill.

        Based on SFAS No.141 & 142, goodwill is subject to an annual impairment test. We have one reporting unit to which the assessment of goodwill is assigned and tested for impairment pursuant to SFAS No. 142. Goodwill impairment was tested in the fourth quarter. The Company has determined no impairment charge for both 2005 and 2004, based on the impairment assessment performed.

    (2) Impairment of long-lived assets

        Prior to 2005, there are no requirements related to the evaluation of recoverability of the carrying value of long-lived assets under ROC GAAP. Effective January 1, 2005, the Company adopted ROC SFAS No. 35 to account for impairment of long-lived assets for ROC GAAP purpose. Under ROC SFAS No. 35, if there is any indication that assets are impaired, such assets are written down to the higher of net selling price or value in use determined based on the discounted net cash flows. Reversal of impairment losses is permitted in certain circumstances, but no reversal is allowed for impairments of goodwill.

        Under US SFAS No. 144, "Accounting for the Impairment or Disposal of Ling-Lived Assets", long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purpose of evaluating the recoverability of long-lived assets, the recoverability test is performed by comparing the undiscounted net cash flows of the assets against the carrying amount of the assets. If the recoverability test indicates that impairment has occurred, the impairment loss is equal to the excess of the asset's carrying amount over the related fair value. Reversals of impairment loss are prohibited.

    (3) Pension

        Under US GAAP, the Company determines the accumulated pension obligation and the pension expense on an actuarial basis based on US SFAS No. 87. The Company adopted US SFAS No. 87 and recalculated related pension expenses from 2000 for US GAAP purposes.

        ROC GAAP SFAS No. 18 is substantially similar to US SFAS No. 87 and was adopted by the Company at the end of 2001.

        The difference in the dates of adoption gives rise to a US GAAP difference in the actuarial computation for transition obligation pension expense.

    (4) Compensated absences

        Under ROC GAAP, the Company is not required to accrue for unused employee's vacation leave at of the end of each year because it is normally forfeited when not used.

        Under US GAAP, however, unused vacation leave that can be carried over to periods subsequent to that in which they are earned must be accrued at each balance sheet date.

    (5) Government grants

        Under ROC GAAP, government grants are recognized when there is a reasonable assurance that the Company will comply with the relevant conditions and the grants will be received. The Company recognizes government grants to fund research and development expenditures as non-operating income based on the percentage of actual expenditures incurred to date to the most recent estimate of total expenditures, which they are intended to compensate.

        Under US GAAP, if the government grants are conditional, they are not recognized until all the conditions are met and the grants become receivable. Government grants recognized are recorded as a reduction of the Company's research and development expense.

    (6) Accrual for sales return and discount

        Under US GAAP, the Company records a reduction to revenue and accounts receivable by establishing a sales discount and return allowance for estimated sales discounts and product return at the time the revenue is recognized based primarily on historical discount and returns rates.

        Under ROC GAAP, the Company records such discount and return allowance primarily when such discount or product returns occurred.

    The following schedules reconcile net income and stockholders equity under ROC GAAP as reported in the audited consolidated financial statements to the net income and stockholders equity amounts determined under US GAAP, giving effect to adjustments for the differences listed above.

The following reconciles net income and stockholders equity under ROC GAAP as reported in the unaudited consolidated financial statements to the net income and stockholders equity amounts determined under US GAAP, giving effect to adjustments for the differences listed above.



                                                                         Six-month periods ended
                                                                         -----------------------
                                                                                June 30,
                                                                                --------
                                                                          2006               2005
                                                                          ----               ----
                                                                          NTD                NTD
                                                                          ---                ---
                                                                                (Unaudited)

   Net loss based by ROC GAAP                                       $      (83,497)    $    (117,062)
                                                                     --------------     -------------
   US GAAP adjustments:
         a. Acquisition of Glory Data
            - Reversal of impairment loss                                        -                 -
            - Amortization of intangible assets                             (1,865)           (1,865)
         b. Impairment of long-lived assets                                      -            15,179
         c. Pension                                                           (949)               35
         d. Compensated absences                                             1,212               479
         e. Government grants                                               12,700            (3,000)
         f. Accrual for sales return and discount                           (1,179)            1,092
                                                                       ------------     ------------
            Net increase(decrease) in net income                             9,919            11,920
                                                                       -----------      ------------
   Net loss based by U.S. GAAP                                      $      (73,578)         (105,142)
                                                                       ===========      ============


   Stockholder's equity based by ROC GAAP                           $       13,741       $    47,263
                                                                       -----------      ------------
   US GAAP adjustments:
         a. Acquisition of Glory Data
            - Reversal of impairment loss                                   39,152            39,152
            - Amortization of intangible assets                             (5,595)           (1,865)
         b. Impairment of long-lived assets                                      -              (446)
         c. Pension                                                            799             1,714
         d. Compensated absences                                                 -                 -
         e. Government grants                                                    -            (6,369)
         f. Accrual for sales return and discount                           (1,396)           (1,930)
                                                                       ------------     -------------
            Net decrease in stockholder's equity                            32,960            30,256
                                                                       -----------      ------------
   Stockholder's equity based by U.S. GAAP                          $       46,701      $     77,519
                                                                       ===========      ============

   Changes in shareholders' equity based by U.S. GAAP
        Balance, beginning of the period                            $      120,279      $    182,661
        Net loss for six-month period ended June 30                        (73,578)         (105,142)
                                                                       -----------           -------
        Balance, end of the period                                  $       46,701      $     77,519
                                                                       ===========      ============

A reconciliation of the significant balance sheet accounts to the appropriate amounts determined under US GAAP as of June 30, 2006 and 2005 were as follows:


                                                                                  June 30,
                                                                                  --------
                                                                          2006                  2005
                                                                          ----                  ----
                                                                          NTD                   NTD
                                                                          ---                   ---
Current Assets                                                                  (Unaudited)
--------------
As report                                                           $      291,751           285,539
U.S. GAAP adjustments
                   Accrual for sales return and discount                    (1,396)           (1,092)
                                                                     --------------     -------------
As adjusted                                                         $      290,355           284,447
                                                                     ==============     ============


Property and equipment

As report                                                           $      250,173      $     382,879
U.S. GAAP adjustments
                   Machinery & Equipment                                       -                 (446)
                                                                     -------------      -------------
As adjusted                                                         $      250,173      $     382,433
                                                                     =============      =============

Intangible assets
-----------------
As report                                                           $            -      $           -
U.S. GAAP adjustments
                   Intangible assets                                        18,650             18,650
                   Amortization of intangible assets                        (5,595)            (1,865)
                                                                     -------------      -------------
As adjusted                                                         $       13,055      $      16,785
                                                                     =============      =============

Goodwill
-----------------
As report                                                           $            -      $           -
U.S. GAAP adjustments
                   Goodwill                                                 20,502             20,502
                                                                     -------------      -------------
As adjusted                                                         $       20,502      $      20,502
                                                                     =============      =============

Other Asset - As report and as adjusted                             $       12,493      $      10,572
---------------------------------------                              =============      =============

Current Liabilities
-------------------

As report                                                           $      465,192      $     523,210
U.S. GAAP adjustments
                   Advance Receipts - government grant                           -      $       6,369
                                                                     --------------     -------------
As adjusted                                                         $      465,192      $     529,579
                                                                     ==============     =============

Long-term Liabilities - As report and as adjusted                   $       70,234      $     103,132
---------------------                                                ==============     =============

Other Liabilities
-----------------

As report                                                           $        5,250      $       5,385
U.S. GAAP adjustments
                   Accrued pension liabilities                                (799)            (1,714)
                                                                     --------------     -------------
As adjusted                                                         $        4,451      $       3,671
                                                                     ==============     ============

   12.      Subsequent event

On August 24, 2006, Optical Communication Products, Inc. ("OCP" or the "Company") completed the acquisition of GigaComm Corporation, a Taiwan corporation ("GigaComm") pursuant to the Primary Stock Purchase agreement by and among the Company, GigaComm, certain stockholders of GigaComm and YEONGYI (Asia) Co., Ltd., a Taiwan corporation, as a selling stockholder and the representative of the selling stockholders (the "Selling Stockholders"). Pursuant to the Primary Stock Purchase Agreement and additional stock purchase agreements entered into with additional holders of common stock holding shares of GigaComm common stock, the Company acquired 96.88% of the issued and outstanding shares of GigaComm common stock and paid consideration of approximately $18.8 million, consisting of both cash payments to stockholders of GigaComm and the repayment of all of GigaComm's outstanding debt obligations (the "Acquisition"). As a result of the transaction, GigaComm became a subsidiary of OCP.